SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 3, 2006

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota		55101
(Address of Principal Executive Offices)		(Zip Code)

(651) 325-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into Material Definitive Agreement

On March 3, 2006, Gander Mountain Company (the “Company”) entered into a Second Amended and Restated Loan and Security Agreement with Bank of America, N.A., as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein.  The Company’s credit facility provides a maximum credit ceiling of $275 million, which may be increased to $300 million subject to certain terms and conditions including the absence of default. Primarily, this amendment and restatement added a $20 million term loan to the existing credit facility. The term loan bears interest at either (a) 2% over the higher of (i) Bank of America’s prime rate or (ii) the Federal funds rate plus 0.5% or (b) LIBOR plus 4%.

The actual availability under the revolving credit facility is limited to 85% of eligible credit card receivables, plus the lesser of (a) 68.25% to 75.50% of eligible inventory or (b) 85% of the Company’s inventory’s liquidation value, in each case net of specified reserves and less any letters of credit outstanding. The amount of the term loan is not deducted in determining availability under the revolving credit facility, except to the extent that the balance of the term loan exceeds approximately 4% to 5% of the eligible borrowing base. Interest on the outstanding indebtedness under the revolving credit facility currently accrues at the lender’s prime commercial lending rate plus 0% to 0.5% depending on the Company’s EBITDA, as defined in the credit agreement, or, if the Company elects, at the one, two, three or six month LIBOR plus 1.25% to 2.25% depending on such EBITDA. Interests in substantially all of the Company’s assets secure its obligations under the credit facility.

Bank of America, directly or through affiliates (including Bank of America Securities, LLC), has pre-existing relationships with the Company as a provider of investment banking services to the Company, including as an underwriter in the Company’s initial public offering.

The foregoing description of the Second Amended and Restated Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10 hereto and is incorporated by reference in this Current Report on Form 8-K.

Item 2.02.              Results of Operations and Financial Condition

On March 8, 2006, the Company issued a press release disclosing its results of operations and financial condition for its fiscal quarter and year ended January 28, 2006. This press release is furnished as Exhibit 99 hereto and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

10            Second Amended and Restated Loan and Security Agreement, dated March 3, 2006, among Gander Mountain Company, Bank of America, N.A., as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein

99            Press Release dated March 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: March 8, 2006	/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10

Second Amended and Restated Loan and Security Agreement, dated March 3, 2006, among Gander Mountain Company, Bank of America, N.A., as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein

Filed Electronically
99	Press Release dated March 8, 2006	Filed Electronically